UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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Prospect Medical Holdings, Inc.
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PROSPECT MEDICAL HOLDINGS, INC.
10780 Santa Monica Boulevard, Suite 400
Los Angeles, California 90025

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

To the stockholders of Prospect Medical Holdings, Inc.:

Please be informed that we recently granted to Samuel S. Lee, our Chief Executive Officer, options to purchase 1,456,250 shares of our common stock outside of our 2008 Omnibus Equity Incentive Plan. The grant was awarded on August 20, 2008 by the Compensation Committee of our Board of Directors, subject to stockholder approval as required under the American Stock Exchange listing standards. We obtained stockholder approval on August 29, 2008 by written consent of holders of a majority of our outstanding shares of common stock. The grant is described in detail in the accompanying Information Statement.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.

By order of the Board of Directors,

Ellen Shin
Secretary

Los Angeles, California
September 15, 2008

PROSPECT MEDICAL HOLDINGS, INC.
10780 Santa Monica Boulevard, Suite 400
Los Angeles, California 90025

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

General

This Information Statement is being furnished by Prospect Medical Holdings, Inc., a Delaware corporation (“Prospect Medical Holdings” or the “Company”), to advise you of the grant to Samuel S. Lee, our Chief Executive Officer, of options to purchase 1,456,250 shares of our common stock.

The grant was awarded on August 20, 2008 by the Compensation Committee of our Board of Directors, subject to stockholder approval as required under the American Stock Exchange listing standards. We obtained stockholder approval on August 29, 2008 by written consent of Mr. Lee and of the David and Alexa Topper Family Trust, U/D/T September 29, 1997, who together hold a majority of our outstanding shares of common stock. David Topper and his wife Alexa Topper, are the settlors and the trustees of the Topper Trust, which is revocable, and David Topper is the President of Alta Los Angeles Hospitals, Inc. and Alta Hollywood Hospitals, Inc., which are indirect subsidiaries of the Company.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 under the Securities Exchange Act of 1934, as amended, to inform holders of our common stock entitled to vote or give an authorization or consent in regard to the matter acted upon by written consent.  This Information Statement is first being mailed on or about September 15, 2008 to our stockholders of record as of August 29, 2008 (the “Record Date”). In accordance with Rule 14c-2(b), the stockholder approval of the option grant will become effective 20 days after the date this Information Statement is mailed to stockholders.

Voting and Vote Required

We are not seeking your consent, authorization or proxy.  Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding shares of common stock was required to approve the option grant.

As of the Record Date, we had 20,280,300 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote.  On the Record Date, Mr. Lee and the Topper Trust held a total of 10,251,536 shares, or approximately 50.5%, of our outstanding common stock.  Accordingly, the option grant has been approved under Section 228 and requires no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228, we are also required to provide prompt notice of the taking of a corporate action by written consent to the stockholders who have not consented in writing to such action.  This Information Statement serves as the notice required by Section 228.

No Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to our stockholders in connection with this matter.

THE OPTION GRANT

At our Annual Meeting of stockholders held on August 13, 2008, our stockholders approved the 2008 Omnibus Equity Incentive Plan, or Omnibus Equity Plan. On August 20, 2008, the Compensation Committee of our Board of Directors awarded under the Omnibus Equity Plan to our officers and employees an aggregate of 200,000 shares of restricted stock and options to purchase an aggregate of 2,543,750 shares of our common stock, including options to Mr. Lee to purchase 500,000 shares of our common stock, which is the maximum number of options that can be granted annually to one individual under the Omnibus Equity Plan.

Also on August 20, 2008, the Compensation Committee granted to Mr. Lee additional stock options outside of the Omnibus Equity Plan to purchase a total of 1,456,250 shares of common stock, subject to stockholder approval as required by the listing requirements of the American Stock Exchange. The Compensation Committee made the grant outside of the Omnibus Equity Plan because it wanted to grant stock options to Mr. Lee to purchase in excess of the maximum number of options available for award to him under the Omnibus Equity Plan. The Compensation Committee believes that stock options place a significant emphasis on long-term incentives, and thus, they are an important element in providing appropriate incentives to key employees, such as Mr. Lee, who are expected to contribute to our growth and success.

Summary of the Options

The terms of the options granted to Mr. Lee are set forth in the Stock Option Agreement and Notice of Grant of Option which are attached to this Information Statement as Appendix I (collectively, the “Option Agreement”).  The following is a summary of the Option Agreement.  The summary is qualified in its entirety by reference to the Option Agreement.

Nature of Options. The options granted to Mr. Lee are intended to be non-qualified options.

Option Expiration Date. The options will expire on August 20, 2013, unless exercised by that date.

Vesting of Options: Except in the case of a change in control of the Company or a termination of the employment of Mr. Lee, the options vest as follows:

(i) options to purchase 833,333 shares of our common stock immediately vest on August 20, 2008,

(ii) options to purchase 311,459 shares of our common stock will vest on March 19, 2009; and

(iii) options to purchase 311,458 shares of our common stock will vest on March 19, 2010.

In the event of a change in control of the Company, all options would immediately become vested and exercisable.

If Mr. Lee’s employment with the Company or its affiliates is terminated, any options, to the extent not then vested, would be immediately canceled by the Company without consideration; provided, however, that if Mr. Lee’s employment terminated due to his death or disability, the unvested portion of the options would immediately become vested and exercisable and would remain exercisable by Mr. Lee (or his representative) for the period ending on the earlier of three years following the date of such termination and the Expiration Date.

Exercise Price.  The exercise price of the options is $2.40 per share, which was the closing price of our common stock as reported on the American Stock Exchange on the August 20, 2008 grant date.

Exercise of Options. Once an installment of the options becomes exercisable, it will remain exercisable until expiration or termination of the option, except as otherwise specified by the Option Agreement.  Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

Payment for Exercise of Options.  Payment for the exercise price of the options may be made by one or any combination of the following forms of payment: (A) in cash, or its equivalent; (B) by transferring to the Company shares of our common stock having a fair market value equal to the aggregate option price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee, provided that such shares must have been held by Mr. Lee for no less than six (6) months (or such other period as established from time to time by the Compensation Committee or generally accepted accounting principles); or (C) if there is a public market for the shares at such time, subject to such rules as may be established by the Compensation Committee, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon the exercise of the options and to deliver promptly to the Company an amount equal to the aggregate option price.

Transferability. Unless otherwise determined by the Compensation Committee, options are not transferable except by will or by the laws of descent and distribution.

United States Federal Income Tax Consequences

THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE GRANT AND EXERCISE OF THE OPTIONS GRANTED TO MR. LEE IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS INFORMATION STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION GRANT OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

Non-Qualified Options.  The options granted to Mr. Lee are intended to be non-qualified options. The following general rules are applicable under current United States federal income tax law to non-qualified options:

1.             In general, Mr. Lee will not recognize any taxable income upon the grant of a non-qualified option, and Prospect Medical Holdings will not be entitled to a federal income tax deduction upon such grant.

2.             Mr. Lee generally will recognize ordinary income, subject to payroll tax withholding, at the time of exercise of the non-qualified option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. Subject to Section 162(m) of the Code, which, if applicable, limits public company deductibility of compensation to $1,000,000 per annum for each of certain highly compensated executives, Prospect Medical Holdings will be entitled to a deduction for an amount equal to that taken into income by Mr. Lee.

3.             The tax basis of the shares Mr. Lee receives on exercise of an option will be the fair market value of the shares on the date of exercise, and any gain or loss on the sale of the shares will be long- or short-term capital gain or loss, depending on how long Mr. Lee has held the shares at the time of sale.

CIRCULAR 230 DISCLAIMER

Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (a) avoiding tax-related penalties under the Code or (b) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

Equity Compensation Plan Information as of September 30, 2007

The following table sets forth certain information regarding our equity compensation plans as of September 30, 2007. The following table excludes the 4,000,000 shares reserved for the Omnibus Equity Plan, which was approved by stockholders after the end of the September 30, 2007 fiscal year and the 1,456,250 stock options granted to Mr. Lee subject to stockholder approval on August 20, 2008.

			(c)
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,039,906	$5.29	55,496
Equity compensation plans not approved by security holders	2,226,536	$3.51	0

Total	3,266,442	$4.07	55,496

Included in equity compensation plans approved by securities holders is our 1998 Stock Option Plan (“Stock Option Plan”). Included in equity compensation plans not approved by security holders are employee stock options and warrants issued outside of our Stock Option Plan.

The Stock Option Plan, as amended, provided for a continuous pool of 2,040,000 shares of our common stock for allocation to previously issued and outstanding or exercised stock option awards under the Plan and future stock option grants under the Plan. All but a nominal amount of the 2,040,000 shares of common stock that were reserved for issuance under the Stock Option Plan have been allocated to options issued under the Stock Option Plan.  The Stock Option Plan terminated ten years after it became effective and no further options may be issued under that plan.  The 2008 Omnibus Equity Plan was approved by our Board of Directors and our stockholders as a replacement for the Stock Option Plan.

Options granted under the Stock Option Plan include qualified incentive stock options and non-qualified stock options, and each grant was evidenced by a written stock option agreement. The exercise price to be paid for shares upon exercise of each option granted under the Stock Option Plan was determined by our Board of Directors at the time the option was granted, but was not less than the fair market value of the stock, as determined on the date of grant. The maximum term of each option granted under the Stock Option Plan was ten years. Qualified options have a term of five years, with vesting schedules determined by the Compensation Committee.

Options under the Stock Option Plan terminate 90 days after the holder ceases to be employed by us, except in the case of death or disability. In the case of death or disability, the option may be exercised within twelve months by the holder or the holder’s legal representative, executor, administrator, legatee or heirs, as the case may be.

The terms of the options granted outside of the Stock Option Plan are substantially similar to the terms of the non-qualified options issued under the Stock Option Plan, except that 300,000 options granted to Mike Heather have no set expiration date and provide that if Mr. Heather leaves the employ of the Company, he will be able to exercise the options for up to three years after his separation from the Company.

Warrants issued outside of the Stock Option Plan at an exercise price of $1.00 per share have a ten year term ending in 2010. Warrants issued outside of the Stock Option Plan at an exercise price of $5.50 per share have a ten-year term ending in 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Amount and Nature of Shares of Common Stock Beneficially Owned

The following table shows how much of our common stock was beneficially owned as of September 5, 2008 by directors, named executive officers (as set forth in the Summary Compensation Table below), directors and executive officers as a group, and beneficial owners of more than 5% of our common stock as of such date.

Name	Number of Shares Owned(1)		Right to Acquire(2)		Total Shares Beneficially Owned(3)	Percent of Class(4)
Samuel S. Lee	5,125,768	(5)	1,000,000	(6)	6,125,768	28.8
Mike Heather	133,333		306,333		439,666	2.1
Donna Vigil	24,776		63,999		88,775	0.4
Jacob Y. Terner, M.D.(7)	1,085,518	(8)	438,333		1,523,851	7.5
Catherine S. Dickson(9)	23,109		136,499		159,608	0.8
Michael A. Terner(10)	—		—		—	—
R. Stewart Kahn(11)	40,000		—		40,000	0.2
David A. Levinsohn	135,211	(12)	140,000		275,211	1.3
Kenneth Schwartz	52,035		140,000		192,035	0.9
Joel S. Kanter	35,000		90,000		125,000	0.6
Gene E. Burleson	25,000		120,000		145,000	0.7
Jeereddi Prasad, M.D.	395,434		—		395,434	1.9
Glenn R. Robson	—		—		—	—
All current Directors and Executive Officers as a Group (10 persons)(13)	5,969,937		1,878,998		7,848,935	35.4
David & Alexa Topper Family Trust, U/D/T September 29, 1997 (the “Trust”) (14)	5,125,768		66,667		5,192,435	25.5

(1)                                 Except as indicated otherwise, each holder has sole voting and investment power over the shares listed in the table, except to the extent they share that power with their spouse. Except as otherwise stated, the address of each 5% holder in the table is c/o 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025.

(2)                                 These are shares which the holders have the right to acquire within 60 days through the exercise of outstanding options or warrants. As such, the holders are deemed to beneficially own these shares even though they are not outstanding.

(3)                                 Total of shares in column one and column two.

(4)                                 Calculated based on a total of 20,280,300 shares outstanding on August 20, 2008.

(5)                                 This includes 4,182,200 shares of common stock that were issued upon conversion of the 836,440 shares of Series B Preferred Stock formerly held by Mr. Lee prior to our Annual Meeting of Stockholders.

(6)                                 This includes 166,667 of the shares underlying options to acquire 500,000 shares of our common stock that were granted to Mr. Lee on August 20, 2008 under our Omnibus Equity Plan, based on the vesting of one-third of the total options on that date. This also includes 833,333 shares underlying the vested portion of the additional options to acquire 1,456,260 shares of our common stock that were granted to Mr. Lee on August 20, 2008 outside of the Omnibus Equity Plan.

(7)                                 Dr. Terner’s address is 205 Chautauqua Blvd., Pacific Palisades, California 90272. Dr. Terner resigned as our Chief Executive Officer effective March 19, 2008. Effective May 12, 2008, he resigned as our Executive Chairman and as a member of our Board of Directors, as well as from all other positions held with our subsidiaries.  Effective August 8, 2008, we replaced Dr. Terner as a director, officer and sole shareholder of Prospect Medical Group, Inc. and as a director, officer and a holder of record title to Prospect Medical Group’s shares in Nuestra Familia Medical Group, with Osmundo R. Saguil, M.D.  Dr. Terner’s share ownership is included in the table because he served as Chief Executive Officer during our 2007 fiscal year and is therefore included as a “named executive officer” in the Summary Compensation Table for fiscal 2007.

(8)                                 Beneficial ownership of 81,407 shares of common stock is shared by Jacob Y. Terner and Sandra W. Terner as co-trustees of the Terner Family Trust.

(9)                                 Catherine Dickson resigned as our President and Chief Operating Officer, as a member of our Board of Directors, and from other positions held with our subsidiaries, effective August 25, 2008. Ms. Dickson is included in the table because she is a “named executive officer” in the Summary Compensation Table for fiscal 2007.

(10)                           Mr. Terner’s employment with the Company ended effective June 4, 2008. He is included in the table because he is a “named executive officer” in the Summary Compensation Table for fiscal 2007.

(11)                           Mr. Kahn’s employment with the Company ended on July 25, 2007, so he was not an executive officer of the Company at the end of our September 30, 2007 fiscal year, although he is still considered to be a “named executive officer” in the Summary Compensation Table for fiscal 2007 and is included in the table on that basis. Mr. Kahn rejoined the company as Senior Vice President, Finance and Development, on April 7, 2008.

(12)                           Beneficial ownership of 30,211 shares of common stock is held by David Levinsohn as trustee of the Levinsohn revocable Family Trust.

(13)                           Excludes the named executive officers listed in the table who are no longer employed by the Company. See notes (7), (9), (10) and (11). In addition to the directors and executive officers named in this table, one other executive officer is included as a member of this group who holds a total of 43,380 shares of common stock and has the right to acquire a total of 18,666 shares of common stock through the exercise of outstanding options within the next 60 days.

(14)                           This includes 4,182,200 shares of common stock that were issued upon conversion of the 836,440 shares of Series B Preferred Stock formerly held by the Topper Trust prior to our Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with members of senior management and, based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this information statement.

The Compensation Committee: Gene Burleson, Chair David Levinsohn Kenneth Schwartz Joel S. Kanter Glenn Robson

Compensation Discussion and Analysis

Compensation Program Objectives

Our executive compensation program is based on certain guiding principles that are designed to align and maximize long-term shareholder value with the achievement of management’s business objectives. These principles are as follows:

•                  Attract and retain high-caliber executives with a competitive total compensation package based on current data available regarding enterprises in the healthcare markets, and on benchmark data for executives with comparable qualifications and experience.

•                  Incentivize executives to achieve optimal performance.

•                  Align the financial interest of executives with long-term shareholder value using a pay for performance compensation methodology.

•                  Create a compensation program that recognizes and rewards the achievement of individual goals as well as company-wide business objectives.

Our executive compensation strategy is to structure a plan that includes a component that is variable to short and long-term performance. There is a short-term, annual cash incentive based on company performance that also provides for the recognition of individual performance. Longer-term rewards exist that are tied to growth in the market price of the Company’s stock. Base salaries are established with the intent of being at a competitive level in relation to those for executives in similarly situated companies. The intent of creating a compensation plan with an appropriate mix of short and long-term incentives is to minimize fixed expenses, while emphasizing cash and equity compensation tied to performance, the achievement of corporate objectives and increased value to shareholders.

Compensation Program Elements

Our compensation program, as defined by the Compensation Committee, seeks to achieve these objectives through the following compensation elements:

•                  Base salaries

•                  Performance-Based Bonuses

•                  Long-term, Equity-based Compensation Awards

Although actual compensation can be above or below targets based on individual and company performance, retention considerations and executive experience, we generally target base salaries, cash bonuses and long-term incentives to aggregate to an amount which falls within the median range of market compensation.

Compensation Element Details

The following is a discussion of each element of compensation, how that element fits into our overall compensation objectives and the rationale as to why each element is paid.

Base Salaries

We pay base salaries to reward executives for the performance of core job responsibilities of their positions and to provide a level of security for a portion of their annual compensation. It reflects overall job responsibilities, value to the company and individual performance in relation to market competitiveness. Specifically, base salaries are paid based on the following primary factors:

•                  the nature, responsibility and criticality of the position held;

•                  normative salary information for executives with comparable positions, qualifications and responsibilities in comparable companies within the industry, using available benchmark data;

•                  the expertise of the individual along with his or her history with and value to the Company;

•                  market competitiveness for the executive’s services;

•                  the recommendations of the Chief Executive Officer (other than his own compensation);

Named executive officer salaries are considered for adjustment annually as part of our annual review process. The base salary of the Chief Executive Officer is recommended by the Compensation Committee and approved by the Board of Directors, who in turn recommends for approval by the Compensation Committee the base salaries of our other senior executive officers. Consistent with our compensation philosophy, adjustments may periodically be made to executives’ base salaries (and other elements of compensation) to maintain market competitiveness, or due to other circumstances such as a promotion, exceptional performance or an adjustment to maintain internal equity among executive positions.

Bonuses

We pay bonuses to our executive officers based primarily upon our performance during the year, the performance of each executive officer and compensation survey information for executives employed within our market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considers several factors, including our growth and the strength of our financial position, and our non-financial performance relating to overall company improvements. The primary objective of the bonus plan is to compensate executives for the achievement of predetermined individual goals that align with our overall business strategies and objectives, thereby positively impacting shareholder value.

Long-Term, Equity-Based Incentive Awards

The general purpose of long-term awards, which to date have been primarily in the form of stock options, is to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual’s performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Since the exercise price of each stock option must be at least equal to the market price of our common stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the common stock on the date of grant and the executive officer remains with the Company through the applicable vesting period.

The Committee reviews and determines the Chief Executive Officer compensation pursuant to the principles noted above. Specific consideration is given to the Chief Executive Officer’s responsibilities and experience in the industry and compensation packages awarded to chief executive officers of other comparable companies. In addition, the Committee reviews and approves the annual compensation of the other executive officers of the Company.

Perquisites and other Personal Benefits

We do not provide named executive officers with any significant perquisites or other personal benefits other than those described in the Summary Compensation Table (see below).

Health and Insurance Benefits

With limited exceptions, we support providing benefits to named executive officers that are substantially the same as those offered to salaried employees generally. The named executive officers are eligible to participate in company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.

Severance and Change in Control Agreements

Our compensation arrangements with Ms. Dickson, Dr. Prasad and Mr. Lee provide, and our compensation arrangements with Dr. Terner prior to his resignation provided, for certain severance provisions and benefits associated with various termination scenarios. The severance provisions are designed to be competitive in the marketplace.

A summary of the severance provisions applicable to compensation arrangements with our executive officers named in the Summary Compensation Table, along with a quantification of the benefits available to each named officer, can be found in the section of this information statement captioned “Potential Payments upon Termination or Change in Control.”

Executive Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is composed entirely of directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and the American Stock Exchange. The Committee is responsible for developing and adopting our executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate our executives to enhance long-term stockholder value.

Our compensation program consists of salary and performance-based bonuses and long-term, equity-based incentive awards. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support our business strategy and long-term goals. We believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee develops its executive compensation program with reference to current data available regarding enterprises in the healthcare markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

The CEO’s total compensation is approved by the Compensation Committee. The compensation of all other executive officers is recommended by the CEO and approved by the Compensation Committee. See also “Compensation Element Details” above and “Role of Management in the Compensation Determination Process” below.

In addition to reviewing executive officer compensation, the Compensation Committee performs a formal evaluation of the compensation for the Board of Directors on a periodic basis. To assist in this process, the Company engaged an outside consulting firm to assess the current level of director, as well as executive, compensation at the company, and to make recommendations as to the appropriateness of such compensation in relation to similarly situated companies in the industry.

Role of Management in the Executive Compensation Determination Process

Management plays a limited role in the compensation determination process. The CEO prepares annual reviews for top executives and makes compensation recommendations for his direct reports to the Compensation Committee. At the request of the Compensation Committee, management occasionally makes proposals to the Compensation Committee regarding incentive targets, incentive plan structure and other compensation related matters.

Role of the Compensation Consultant in the Compensation Determination Process

In 2007, the Compensation Committee engaged William N. Brown of WNB Consulting LLC to perform an independent, objective assessment of executive and director compensation levels at the company. As part of this review, a thorough analysis of all aspects of executive compensation was performed by WNB Consulting in relation to our size, public company status, business initiatives and growth objectives. WNB Consulting produced an assessment report of both the executive compensation and director compensation levels. The report reflected the consultant’s consideration, in its determination of appropriate compensation levels for our executives, to some of the unique business characteristics of the company including aggressive business line expansion, dynamic business environment and pressure from stockholders for a compensation plan that is linked to continued revenue growth and strong EBITDA margin performance. The report focused on compensation for five executive positions in the areas of base salary, total annual cash compensation, total annual compensation (current base salary and target annual incentive for 2007 performance) and long-term incentive grant values. Key compensation questions addressed in the consultant’s analysis were:

•                  the appropriateness of the current level of cash and equity compensation for executives in relation to the highly competitive Southern California marketplace;

•                  the appropriateness of compensation in relation to performance for stockholders;

•                  the appropriate competitive market for the company and where the compensation should be in that market;

•                  a determination of whether the company’s emphasis for competitiveness should be on annual cash compensation and its short term rewards or, alternatively, be shifted to a longer-term focus.

In order to gain an understanding of current trends in executive compensation, the consultant’s analysis extracted information from survey data using multiple sources including national executive compensation surveys and proxy analysis tools. The surveys contain subsets of information addressing the sub-industries of Health Care, Health Care Services, Integrated Hospitals, and HMOs and PPOs. The proxy analysis used similar information within the appropriate industries. In the detailed analysis performed for each executive position, a “composite average” approach was used to give a reasonable representation of appropriate compensation, plus an additional 10% premium factor given the economics of pay rates in the State of California versus other areas in the United States. As a result of the executive compensation analysis performed by the consultant, a summary was given as to how each of the five executives’ compensation levels compared to similar positions for reasonably comparable companies in the competitive market. Included in this analysis were a series of recommendations given to the Compensation Committee for consideration. The recommendations were as follows:

•                  Base salary actions for the COO / President, EVP/Secretary and SVP IPA & Network Management on individual performance.

•                  Give separate consideration to a salary increase for the CEO based on market competitiveness.

•                  For the annual incentive plan, consider a target percentage for each executive officer position and the creation of a maximum percentage of 150% to 200% of the target percentage to allow for significant rewards when company performance is outstanding.

•                  For equity grants, evaluate the equity grants provided to the executives at ProMed and Alta before determining grants for the Prospect executives.

These recommendations were considered in making compensation adjustments to the executive officers in fiscal year 2007. See “Fiscal Year 2007 Compensation Decisions” captioned below.

Fiscal Year 2007 Compensation Decisions

On January 17, 2007, the Compensation Committee of the Board of Directors increased Dr. Jacob Terner’s annual base compensation to $300,000. His annual base compensation was further increased to $400,000 on August 8, 2007, concurrent with the closing of the Alta acquisition. On January 17, 2007, the Compensation Committee also increased Mike Heather’s annual base compensation to $225,000. His annual base compensation was further increased to $350,000 on July 17, 2007. On January 17, 2007, the Compensation Committee also increased the base compensation of Catherine Dickson to $250,000. These salary actions were commensurate with our significant growth by acquisition, where revenue has more than tripled, and also with its expansion in lines of business and three distinct business operations: ProMed, Alta, and the existing Prospect entities.

On June 1, 2007, in satisfaction of a condition to the closing of our acquisition of the ProMed group, we entered into an employment agreement with Dr. Jeereddi Prasad, who is a Director of the Company, under which he agreed to continue to serve as the President of each of the ProMed entities for a base annual salary of $300,000, an automobile allowance of $1,300 per month, and other perquisites typically awarded to company executives. The employment agreement also provides that Dr. Prasad will receive annual incentive bonuses if certain performance standards are met by the ProMed entities.

On August 8, 2007, in satisfaction of a condition to the closing of our acquisition of Alta, we entered into an employment agreement with Samuel S. Lee, who is a Director and executive officer and of the Company and beneficial owner of more than 5% of our class of common stock. Under the employment agreement, Mr. Lee serves as Chief Executive Officer of our subsidiary Alta Hospitals System, LLC for a base annual salary of $610,000, bonuses of up to $250,000 annually if certain performance standards are met by Alta, and other benefits typically awarded to executives of the Company. Mr. Lee was appointed our Chief Executive Officer effective March 19, 2008, and Chairman of our Board effective May 14, 2008.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation that is not considered to be performance-based. Based on fiscal year 2007 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2007 served as an officer, former officer or employee of the Company or any of our subsidiaries. During fiscal year 2007, no executive officer of the Company served as a member of the compensation committee of any other entity, three of whose executive officers served as a member of our Board of Directors, no executive officer of the Company served as a member of the board of directors of any other entity, and no executive officer served as a member of our Compensation Committee.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or earned for all services rendered to the Company in all capacities during the fiscal year ended September 30, 2007 by our principal executive officer, our principal financial officer, our three other most highly compensated executive officers who were serving as executive officers as of September 30, 2007, and one additional individual who would have been amongst the three most highly compensated executive officers had he been serving as an executive officer as of September 30, 2007, for services rendered to the Company as of September 30, 2007. These executive officers are referred to as the named executive officers in this information statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(7)	All Other Compensation ($)(8)	Total ($)
Jacob Y. Terner, M.D. Principal Executive Officer(1)	2007	300,137	N/A	—	21,897	322,034
Mike Heather Principal Financial Officer(2)	2007	230,301	N/A	11,273	8,710	250,284
Catherine S. Dickson President and COO(3)	2007	235,342	N/A	13,647	5,727	254,716
Michael Terner Executive Vice President(4)	2007	165,000	N/A	5,933	7,428	178,361
Donna Vigil Vice President of Finance(5)	2007	160,000	N/A	11,867	7,077	178,944
R. Stewart Kahn Executive Vice President(6)	2007	140,122	N/A	13,053	11,806	164,981

(1)

On January 17, 2007, Dr. Terner’s annual base salary was increased from $250,000 to $300,000. Effective August 8, 2007 Dr. Terner’s annual base salary was further increased to $400,000. Effective March 19, 2008, Dr. Terner resigned as our Chief Executive Officer. Effective May 12, 2008, he resigned as our Executive Chairman and as a member of our Board of Directors, as well as from all other positions held with our subsidiaries.

(2)

On January 17, 2007, Mr. Heather’s annual base salary was increased from $180,000 to $225,000. Effective July 17, 2007 Mr. Heather’s annual base salary was further increased to $350,000. On July 17, 2007, the Compensation Committee of the Board of Directors approved a grant of 200,000 shares of restricted stock for issuance to Mr. Heather subject to approval of all the conditions to effectiveness of the 2008 Omnibus Equity Incentive Plan, including approval by our stockholders. Should the stockholders approve the 2008 Omnibus Equity Incentive Plan at our next Annual Meeting, this grant will be effected.

(3)

On January 17, 2007, Ms. Dickson’s annual base salary was increased from $200,000 to $250,000. Catherine Dickson resigned as our President and Chief Operating Officer, as a member of our Board of Directors, and from other positions held with our subsidiaries, effective August 25, 2008.

(4)

Mr. Terner became our Executive Vice President on July 26, 2007 and resigned from that position effective June 4, 2008. Mr. Terner previously served as our Vice President of HMO Contracting and Health Plan Relations from October 1, 2003 until July 25, 2007.

(5)	Effective October 1, 2006 Ms. Vigil’s annual base salary was increased from $150,000 to $160,000.

(6)

Mr. Kahn’s employment ended on July 25, 2007 and re-commenced on April 7, 2008. Prior to the termination of his employment on July 25, 2007, his annual base salary was $180,000. Michael Terner filled Mr. Kahn’s position as Executive Vice President effective July 26, 2007.

(7)

The amounts in this column represent the proportionate amount of the total fair value of options recognized by us as an expense in 2007 for financial accounting purposes. The fair value of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised

2004) Share-Based Payment (FAS 123R). The assumptions we use in calculating these amounts are discussed in Note 10, “Stock Transactions and Option Plans,” to the Consolidated Financial Statements.

(8)

All Other Compensation includes a 401(K) match provided as part of our deferred compensation plan that covers substantially all of our employees and other standard perquisites provided to a certain level of company executives, life insurance premiums paid by Prospect for all named executives, and with respect to Dr. Terner, expense reimbursement for car allowance totaling $21,837.

Grants of Plan-Based Awards in Fiscal Year Ended September 30, 2007

The following table provides information with respect to grants of plan-based awards made during the fiscal year ended September 30, 2007 to the named executive officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Executive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Shares Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)(2)	Awards ($)(3)	Awards ($)(1)(4)
Jacob Y. Terner, M.D.	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	5.20	$—
Mike Heather	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,500	5.20	25,365.00
Catherine S. Dickson	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,500	5.20	30,705.00
Michael Terner	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,000	5.20	13,350.00
Donna Vigil	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,000	5.20	26,700.00
R. Stewart Kahn	5/30/2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,000	5.20	29,370.00

(1)	Reflects the SFAS 123R date of the grant for all stock options granted in 2007.

(2)	The option grants to these executive officers vest on an annual basis over three years with a five year term, subject to earlier termination upon certain events.

(3)	The exercise price of the option grants listed above is the closing price of the Company’s common stock on the date of grant.

(4)

The hypothetical value of the options as of their date of grant is equal to the fair value of the options on the grant date used to determine the compensation expense under SFAS 123(R) associated with the grant in our financial statements and has been calculated using the Black-Scholes valuation model. The Black-Scholes value is $2.67 per option (using a volatility of 53.37%, an interest rate of 4.67% and an expected term of 5 years). It should be noted that this model is only one of the methods available for valuing options, and our use of the model should not be interpreted as a prediction as to the actual value that may be realized on the options. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Outstanding Equity Awards as of September 30, 2007

The following table provides information regarding unexercised stock options or other equity awards for each of the named executive officers outstanding as of September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

			Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
				Equity				Market	Equity	Market
				Incentive			Number	Value of	Incentive	or
				Plan			of	Shares	Plan	Pay-out
	Number of		Number of	Awards:			Shares	of	Awards:	Value of
	Securities		Securities	Number of			of Stock	Stock	Number of	Shares
	Underlying		Underlying	Securities			That	That	Unearned	That
	Unexercised		Unexercised	Underlying	Option		Have	Have	Shares	Have
	Options		Options	Unexercised	Exercise	Option	Not	Not	That Have	Not
	(#)		(#)	Unearned	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable		Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	(#)
Jacob Y. Terner, M.D.	700,000	(1)	0	0	3.00	6/1/2009	N/A	N/A	N/A	N/A
	13,333	(2)	0	0	4.97	9/30/2010
	35,000	(2)	0	0	5.00	5/7/2009
	40,000	(2)	0	0	6.45	11/9/2009
Mike Heather	300,000	(3)	0	0	5.00	(Note 3)	N/A	N/A	N/A	N/A
	3,167	(2)	6,333	0	5.20	5/30/2012
Catherine S. Dickson	11,458	(2)	0	0	4.97	9/30/2010	N/A	N/A	N/A	N/A
	50,000	(4)	0	0	5.00	9/30/2009
	33,000	(2)	0	0	5.00	5/7/2009
	3,833	(2)	7,667	0	5.20	5/30/2012
	34,375	(2)	0	0	6.45	11/9/2009
Michael Terner	30,000	(2)	0	0	3.00	9/1/2008	N/A	N/A	N/A	N/A
	8,333	(2)	0	0	4.97	9/30/2010
	1,667	(2)	3,333	0	5.20	5/30/2012
	25,000	(2)	0	0	6.45	11/9/2009
Donna Vigil	8,333	(2)	0	0	4.97	9/30/2010	N/A	N/A	N/A	N/A
	24,000	(2)	0	0	5.00	5/7/2009
	3,333	(2)	6,667	0	5.20	5/30/2012
	25,000	(2)	0	0	6.45	11/9/2009
R. Stewart Kahn	3,667	(2)	7,333	0	5.20	5/30/2012	N/A	N/A	N/A	N/A
	25,000	(2)	0	0	6.45	11/9/2009

(1)	On June 1, 2003, Dr. Terner received non-qualified stock options outside our Stock Option Plan. These options were fully vested on the date of grant and expire on June 1, 2009.

(2)

These options were granted under our Stock Option Plan and vest pro-rata over 3 years, including the date of grant (the requisite service period). Options issued under our Stock Option Plan have a 5-year term.

(3)

On April 8, 2004, Mike Heather received non-qualified stock options outside our Stock Option Plan. These options vested over a three year period and expire three years after the date of his termination/resignation from the Company.

(4)	On May 7, 2004, Ms. Dickson received non-qualified stock options outside our Stock Option Plan. These options were fully vested on the date of grant and expire on September 30, 2009.

Option Exercises and Stock Vested During the Fiscal Year Ended September 30, 2007

The following table sets forth information concerning all stock options exercised during the fiscal year ended September 30, 2007 by the named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
	Number of Shares	Value Realized		Number of Shares	Value Realized
	Acquired On Exercise	Upon Exercise		Acquired On Vesting	On Vesting
Name	(#)	($)		($)	($)
Jacob Y. Terner, M.D.	70,000	210,000	(1)	N/A	N/A
	45,000	135,000	(2)
Mike Heather	0	—		N/A	N/A
Catherine S. Dickson	25,500	76,500	(3)	N/A	N/A
	1,435	4,305	(4)
	28,565	85,695	(5)
Michael Terner	0	—		N/A	N/A
Donna Vigil	25,000	75,000	(6)	N/A	N/A
	35,000	105,000	(7)
R. Stewart Kahn	27,950	83,850	(8)	N/A	N/A
	8,333	41,415	(9)
	10,000	50,000	(10)
	11,700	58,500	(11)
	2,300	11,500	(12)

(1)	On December 29, 2006, Dr. Terner exercised 70,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $6.000.

(2)	On April 30, 2007, Dr. Terner exercised 45,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.615

(3)	On December 28, 2006, Ms. Dickson exercised 25,500 options. The exercise price of the options was $3.00 per share compared to an average market value of $6.050.

(4)	On March 15, 2007, Ms. Dickson exercised 1,435 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.940.

(5)	On April 30, 2007, Ms. Dickson exercised 28,565 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.615.

(6)	On December 28, 2006, Ms. Vigil exercised 25,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $6.050.

(7)	On April 20, 2007, Ms. Vigil exercised 35,000 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.645

(8)	On March 5, 2007, Mr. Kahn exercised 27,950 options. The exercise price of the options was $3.00 per share compared to an average market value of $4.800

(9)	On September 19, 2007, Mr. Kahn exercised 8,333 options. The exercise price of the options was $4.97 per share compared to an average market value of $5.225

(10)	On September 17, 2007, Mr. Kahn exercised 10,000 options. The exercise price of the options was $5.00 per share compared to an average market value of $5.325.

(11)	On September 18, 2007, Mr. Kahn exercised 11,700 options. The exercise price of the options was $5.00 per share compared to an average market value of $5.245.

(12)	On September 19, 2007, Mr. Kahn exercised 12,300 options. The exercise price of the options was $5.00 per share compared to an average market value of $5.225.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Employment Arrangements

We had an employment agreement with Jacob Y. Terner, our Chief Executive Officer through March 19, 2008, which was extended for a three-year term ending on August 1, 2008. The employment agreement was amended to provide for annual base salary of $400,000 effective on the August 8, 2007 closing of the Alta transaction. The agreement provided that if we terminated Dr. Terner’s employment without cause, we would be required to pay him $12,500 for each month of past service as our Chief Executive Officer, commencing as of July 31, 1996. Effective September 8, 2004, the Company’s maximum contingent obligation under this termination provision was frozen at $1,237,500. Since the Company had not indicated any intention to terminate Dr. Terner, no such potential liability is accrued as of September 30, 2007. In consideration for Dr. Terner’s resignation as Executive Chairman on May 12, 2008 and other promises in his resignation agreement, and in satisfaction of our contractual obligations under Dr. Terner’s employment agreement, we agreed to pay to his family trust the sum of $19,361.10 each month during the twelve-month period ending on April 30, 2009 and the sum of $42,694.45 each month during the twenty-four month period ending on April 30, 2011, for the total sum of $1,257,000.

In connection with the June 4, 2008 resignation of Michael Terner, we entered into a severance and release agreement pursuant to which we agreed to pay Mr. Terner a monthly severance payment of $15,000 for a period of three months.

Our other named executive officers are employed at will and currently do not have written employment agreements.

On June 1, 2007, in satisfaction of a condition to the closing of our acquisition of the ProMed group, we entered into an employment agreement with Dr. Jeereddi Prasad, who is a Director of the Company, under which he agreed to continue to serve as the President of each of the ProMed entities for a base annual salary of $300,000, an automobile allowance of $1,300 per month, participation in any employee fringe benefit plans and programs available to other executives of the Company. The employment agreement also provides that Dr. Prasad will receive annual incentive bonuses if certain performance standards are met by the ProMed entities. Dr. Prasad’s employment agreement has an initial term of three years, which will renew automatically for successive one-year periods subject to prior written notice of non-renewal from either party at least ninety days prior to the expiration of the initial term or any renewal term. The agreement is subject to termination at any time, but if termination is without cause Dr. Prasad will be entitled to continue receiving compensation as provided for under the agreement for the balance of the term of the agreement or for a period of six months, whichever is greater, as though he were continuing to perform services under the agreement. In connection with the employment agreement, Dr. Prasad also entered into a non-compete agreement with the Company and Prospect Medical Group.

On August 8, 2007, in satisfaction of a condition to the closing of our acquisition of Alta, we entered into an employment agreement with Samuel S. Lee, who is a Director and executive officer of the Company and beneficial owner of more than 5% of our class of common stock. Under the employment agreement, Mr. Lee serves as Chief Executive Officer of our subsidiary Alta Hospitals System, LLC for a base annual salary of $610,000, bonuses of up to $250,000 annually if certain performance standards are met by Alta, and is entitled to participate in any employee benefit and fringe benefit plans and programs available to other executives of the Company as well as any executive equity incentive plan adopted by the Board of Directors. Under the agreement, Mr. Lee also agreed to serve for no additional compensation as a director and/or officer of each of the Alta entities acquired by the Company. Mr. Lee’s employment agreement has a term of five years. The agreement is subject to termination at any time, but if termination is without cause Mr. Lee will be entitled to receive an aggregate lump sum payment in an amount equal to the sum of (i) base salary for the balance of the term of the agreement or for a period of three years, whichever is less; (ii) accrued but unused vacation, paid time off or other compensation; (iii) pro-rata bonus payments; and (iv) incurred but unpaid reimbursement for business expenses. The agreement also includes non-compete provisions. Effective March 19, 2008, Mr. Lee was named our Chief Executive Officer, and he was appointed Chairman of our Board of Directors effective May 14, 2008.

On April 23, 2008, the Compensation Committee approved an increase in Mr. Lee’s base annual salary, retroactive to March 19, 2008, from $610,000 to $650,000, and payment to Mr. Lee of a one-time bonus of $425,000 in recognition of his extraordinary services in implementing the Company’s turnaround plan, all of which were effected by an amendment to Mr. Lee’s employment agreement which we entered into on July 8, 2008.

As more fully described above under “The Option Grant,” on August 20, 2008, the Compensation Committee approved a grant to Mr. Lee of options to purchase a total of 500,000 shares of common stock under our Omnibus Equity Plan and options to purchase an additional 1,456,250 shares of common stock outside of the Omnibus Equity Plan, subject to stockholder approval as required by American Stock Exchange Listing Standards.

Potential Payments Upon Termination of Employment or Change in Control

The following table and summary set forth estimated potential payments we would be required to make to the named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment agreement in effect at fiscal year end. The table assumes that the triggering event occurred on September 30, 2007.

		Termination	Death or	Termination Following
Name	Benefit	without Cause ($)	Disability ($)	Change of Control ($)
Jacob Y. Terner	Salary	1,251,917	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	1,251,917	—	—

Mike Heather	Salary	—	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	—	—	—

Catherine S. Dickson	Salary	125,000	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	125,000	—	—

Mike Terner	Salary	—	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	—	—	—

Donna Vigil	Salary	—	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	—	—	—

Stewart Kahn	Salary	—	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	—	—	—

Termination Without Cause

Under the terms of our Stock Option Plan and the accompanying Stock Option Agreement with each participant receiving options under the Stock Option Plan, such participants, including named executive officers, upon any termination of employment for any reason other than death or disability, would be able to exercise any options received under the Stock Option Plan to the extent such options had already vested on the date of termination, for a period ending the earlier of (a) 90 days after the date of termination of employment or (b) the expiration date of the options.

Termination of Employment Due to Death or Disability

Under the terms of our Stock Option Plan, in the event of a termination of employment due to death or disability, all participants, including named executive officers, would be able to exercise any options received under the Stock Option Plan to the extent such options had already vested on the date of termination, for a period ending the earlier of (a) one year after the date of termination of employment or (b) the expiration date of the options.

Termination Following Change of Control

Under the terms of our Stock Option Plan, in the event of a change in control, all options granted to all participants under the Plan, including named executive officers, will vest as of the date of the change in control.

Director Compensation

The following table summarizes the compensation earned by each of the non-employee directors for the fiscal year ended September 30, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Levinsohn	11,250		88,800	N/A	N/A	N/A	100,050
Kenneth Schwartz, CPA	23,250		88,800	N/A	N/A	N/A	112,050
Joel S. Kanter	10,500		88,800	N/A	N/A	N/A	99,300
Gene E. Burleson	10,875		88,800	N/A	N/A	N/A	99,675
Glenn R. Robson(3)	750		—	N/A	N/A	N/A	750

(1)

Reflects cash compensation earned for the fiscal year ended September 30, 2007. Non-employee directors are paid $750 for each meeting of the Board of Directors they attend and $375 for each Board committee meeting they attend. For his service as Audit Committee Chairman, Mr. Schwartz is entitled to receive an additional fee of $12,000 per year.

(2)

Represents the proportionate amount of the total fair value of option awards recognized by the Company as an expense for the fiscal year ended September 30, 2007 for financial reporting purposes. The fair value of these awards and the amounts expensed for the fiscal year ended September 30, 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments (FAS 123R). The awards for which expense is shown in this table include the awards made in the fiscal year ended 2007 as well as awards granted in previous years for which we continued to recognize expense in the fiscal year ended September 30, 2007. The assumptions used in calculating the grant date fair value of the option awards are as follow: volatility: 53.7%; interest rate: 4.67%; expected term: 5 years. The options vest over 3 years, including the date of grant (the requisite service period) and expire after 5 years from the date of grant.

(3)

Mr. Robson was appointed as a member of our Board of Directors upon the August 8, 2007 closing of the Alta acquisition, with service commencing at the first regularly scheduled Board meeting thereafter, being September 19, 2007.

Director Compensation Policy

Under the Company’s compensation structure for the period ended September 30, 2007, independent directors received $750 for each meeting of our Board of Directors that they attend. The members of our Audit Committee and Compensation Committee received $375 for each committee meeting they attend. Each of our outside directors were awarded stock options to purchase 30,000 shares of our common stock from our Stock Option Plan on January 18, 2007. The options had an exercise price equal to the closing price of our common stock on January 18, 2007, vested fully on the date of grant and expire on January 18, 2012.

In the fiscal year ended September 30, 2007, WNB Consulting, Inc. performed a similar analysis for director compensation as it did with executive compensation for us. The study was commissioned due to our growth and expansion of our business lines, the increased amount of time spent on Board and Committee matters and the need to benchmark an appropriate and competitive level of director compensation. The analysis and resulting recommendations were partially based on the review of information within the competitive marketplace without regard to company size and industry, so as to assess general director compensation trends. The assessment also utilized information more directly related to our industry and our size by using information from several nationally ranked surveys conducted by recognized national organizations and from proxy filings. Data from various sources were used in the consultant’s analysis of director compensation, including the National Association of Corporate Directors Compensation Report—2006/2007 and SEC proxy filings (20 companies in the healthcare industry with revenue size from $200 million to $500 million and approximately 7 with revenue size from $100 million to $200 million). The National Association of Corporate Directors Compensation Report and SEC proxy filings provided the most relevant information in terms of companies with similar size within the same industry. The remaining sources utilized in the assessment provided more general trend data to consider in making final director compensation recommendations. Based on the consultant’s comparative analysis, giving consideration to current director compensation trends as well as our strategic initiatives, the consultant made several recommendations to our Board of Directors which were considered in determining director compensation.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports.  This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Investor Relations Department, Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, telephone: (310) 943-4500.  If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact Prospect Medical Holdings at the above address and telephone number.

By Order of the Board of Directors,

Ellen Shin
Secretary
September 15, 2008

APPENDIX A

STOCK OPTION AGREEMENT WITH SAMUEL S. LEE

AND NOTICE OF GRANT

Prospect Medical Holdings, Inc.

Stock Option Agreement

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of Prospect Medical Holdings, Inc. (the “Company”) has determined that it would be in the best interests of the Company and its stockholders to grant the Option provided for herein to the Optionee as set forth in the Notice of Grant of Stock Option attached as Exhibit “A” (the “Notice”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Definitions. Whenever the following terms are used in this Stock Option Agreement (the “Agreement”), they shall have the meanings set forth below and as defined in the Notice.

(a)                                 “Affiliate” means any entity that is consolidated with the Company for financial reporting purposes.

(b)                                “Cause” includes (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Committee as to the existence of “Cause” will be conclusive on the Optionee and the Company.

(c)                                 “Change in Control” occurs when, after the grant of the Option, any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Act”) (other than any person who on the date of grant of the Option is a director or officer, or holder of more than 10% of the Shares, of the Company or an Affiliate of the Company) is or becomes the beneficial owner (as defined in Rule 1 3d-3 of the Act) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities entitled to vote in the election of directors

(d)                                “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(e)                                 “Disability” has the meaning ascribed to it in an employment agreement between the Company and the Optionee or, if not defined therein, then it shall have the meaning ascribed to it under Section 22(e)(3) of the Code, as determined by the Committee.

(f)                                   “Expiration Date” means the date set forth on the Notice.

(g)                                “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)                                    if the Shares are publicly traded and are listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Shares are listed or admitted to trading;

(ii)                                 if the Shares are quoted on the American Stock Exchange (“AMEX”), the last reported sale price on the AMEX or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(iii)                              if the Shares are publicly traded but are not quoted on the AMEX nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over-the-counter market; or

(iv)                             if none of the foregoing is applicable, by the Committee in good faith.

(h)                                “Good Reason” means (i) a breach by the Company or any Affiliate of any employment or consulting agreement to which the Optionee is a party and (ii) following a Change in Control, (x) the failure of the Company to pay or cause to be paid the Optionee’s base salary or annual bonus when due or (y) any substantial and sustained diminution in the Optionee’s authority or responsibilities materially inconsistent with the Optionee’s position; provided that either of the events described in clauses (x) and (y) will constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Optionee of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” will cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or the Optionee’s knowledge thereof, unless the Optionee has given the Company written notice of his or her termination of employment for Good Reason prior to such date.

(i)                                    “Shares” means shares of common stock of the Company, $0.01 par value per share.

(j)                                    “Vested Portion” means, at any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2.                                      Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase, on the terms and conditions set forth in the Notice and hereinafter set forth, the number of Shares set forth in the Notice.  The purchase price of the Shares subject to the Option (the “Option Price”) shall be as set forth on the Notice.  The Option is intended to be a non-qualified stock option, and as such is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

3.                                      Vesting of the Option.

(a)                                 In General.  Subject to Sections 3(b) and 3(c), the Option shall vest and become exercisable at such times as are set forth in the Notice.

(b)                                Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, the Option shall become vested as to all the Shares subject thereto.

(c)                                 Termination of Employment.  If the Optionee’s employment with the Company and its Affiliates is terminated for cause (including, unless otherwise determined by the Committee, Optionee’s change in status from an employee to a non-employee (other than director of the Company or any Affiliate)), the Option, to the extent not then vested, shall be immediately canceled by the Company without consideration; provided, however, that if the Optionee’s Employment terminates due to death or Disability, the unvested portion of the Option, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable, and the Optionee (or his representative) may exercise the Vested Portion of the Option for a period ending on the earlier of (A) three years following the date of such termination and (B) the Expiration Date.  If the Optionee is absent from work with the Company or with a Affiliate because of a temporary disability (any disability other than a Disability), or on an approved leave of absence for any purpose, the Optionee shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated employment, except to the extent that the Committee so determines.

4.                                      Exercise of Option. Except as provided below, the Vested Portion of the Option shall remain exercisable until the Expiration Date.

(a)                                 The Vested Portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised, shall be signed (whether or not in electronic form) by the person exercising the Option and shall make provision for the payment of the Option Price. Payment of the aggregate Option Price shall be paid to the Company, at the election of the Committee, pursuant to one or more of the following methods: (A) in cash, or its equivalent; (B) by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Optionee for no less than six (6) months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (C) partly in cash and partly in Shares; or (D) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until the issuance of the Shares.

(b)                                Notwithstanding any other provision of this Agreement to the contrary, absent an available exemption to registration or qualification, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

(i)                                    Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Optionee’s name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to the Optionee, any loss by the Optionee of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(ii)                                 In the event of the Optionee’s death, the Vested Portion of an Option shall remain vested and exercisable by the Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

(c)                                 Notwithstanding any other provision of this Agreement to the contrary, Optionee’s right to exercise the Option shall not occur unless and until the receipt of approval of the Option by the stockholders of the Company.

5.                                      Legend on Certificates; Listing of Shares. The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, AMEX or any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  The Company shall seek the listing of the Shares with the AMEX, in accordance with the rules and regulations of the AMEX.

6.                                      Transferability. Unless otherwise determined by the Committee, an Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

7.                                      Withholding. The Optionee may be required to pay to the Company or an Affiliate and the Company or the Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or from any compensation or other amount owing to Optionee the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

8.                                      Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of an Option, the Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9.                                      Giving Notice. Any notice given under this Agreement shall be addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company, with a copy to the Director, Human Resources, at the principal executive office of the Company, and to the Optionee at the address appearing in the personnel records of the Company for the

Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.                                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws, and any and all disputes between the Optionee and the Company or any Affiliate relating to the Option shall be brought only in a state or federal court of competent jurisdiction sitting in Wilmington, Delaware and the Optionee and the Company hereby irrevocably submit to the jurisdiction of any such court and irrevocably agree that venue for any such action shall be only in any such court.

11.                                Entire Agreement. This Agreement, together with the Notice, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement or the Notice shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement or the Notice.

12.                                Modifications And Amendments. The terms and provisions of this Agreement and the Notice may be modified or amended only by written instrument signed by the parties following approval by the Committee.

13.                                Waivers And Consents. Except as provided herein, the terms and provisions of this Agreement and the Notice may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement or the Notice, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the      day of                   , 20     at                                       .

COMPANY

PROSPECT MEDICAL HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE

Name: Samuel S. Lee

Exhibit A

Prospect Medical Holdings, Inc.

Notice of Grant of Stock Option

PROSPECT MEDICAL HOLDINGS, INC. (the “Company”), pursuant to action of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) taken on August 20, 2008, granted to the undersigned the following stock option (the “Option”) to purchase common stock of the Company (“Shares”), subject to the terms and conditions of this Notice of Grant of Stock Option (the “Notice”) and the Stock Option Agreement (the “Agreement”). The Agreement is incorporated into and made a part of this Notice.

1.                                      Participant’s Name: Samuel S. Lee (“Optionee”)                                      ID:

2.                                      Grant Information for this Award:

Date of Grant:	August 20, 2008
Exercise Price per Share:	$2.40
Total Number of Shares Subject to Option: 1,456,250
Option Expiration Date:	August 20, 2013

3.                                      Vesting: If the Optionee is in the employ of the Company at each of the following dates, the Option shall be exercisable for the number of Shares indicated:

Shares	Vesting Date	Performance Vesting (Yes/No)
833,333	Aug. 20, 2008	No
311,459	Mar. 19, 2009	No
311,458	Mar. 19, 2010	No

subject to the terms of the Agreement.

4.                                      I acknowledge that I have read and will comply with the Company’s Securities Trading Policy (accessible on the Company’s Website), which I understand may be updated from time to time.

5.                                      I acknowledge and agree that I will owe withholding taxes at the time of each exercise of a vested portion of the Option and that I must elect the method of payment of such withholding taxes in advance of each exercise in accordance with the procedures established by the Company, and that such procedures may change and be updated over time.

IN WITNESS WHEREOF, the Company has caused this Notice to be signed by its duly authorized officer or agent as of the          day of         ,             .

Prospect Medical Holdings, Inc.

By:

Accepted and Agreed to:

Optionee:
Samuel S. Lee

Home Address:	Business Address: